EXHIBIT 5.1

Form of Opinion
[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

[•], 2017

Windstream Holdings, Inc.
4001 Rodney Parham Road
Little Rock, Arkansas 72212-2442

RE:	Windstream Holdings, Inc.;
Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Windstream Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-4 (together with all exhibits thereto, the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof. The Registration Statement provides for the issuance and sale by the Company of up to [•] shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), upon the consummation of the merger of Europa Merger Sub, Inc., an indirect, wholly-owned subsidiary of the Company, with and into EarthLink Holdings Corp., a Delaware corporation (“EarthLink”), with EarthLink continuing as the surviving corporation (the “Merger”) and, immediately following the Merger, the merger of EarthLink with and into Europa Merger Sub, LLC, an indirect, wholly-owned subsidiary of the Company, with Europa Merger Sub, LLC continuing as the surviving company (the “Subsequent Merger” and, together with the Merger, the “Mergers”), pursuant to an Agreement and Plan of Merger, dated November 5, 2016, by and among the Company, Europa Merger Sub, Inc., Europa Merger Sub, LLC and EarthLink (the “Merger Agreement”).

This opinion is being furnished to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(i) the Registration Statement;

(ii) an executed copy of the Merger Agreement;

(iii) a copy of a certificate, dated [•], and a bringdown verification thereof, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Company’s existence and good standing in the State of Delaware;

Windstream Holdings, Inc.
[•], 2016

(iv) a copy of the Company’s Amended and Restated Certificate of Incorporation, as amended to the date hereof, and currently in effect (the “Certificate of Incorporation”), certified by the Secretary of State of the State of Delaware;

(v) a copy of the form of Certificate of Amendment to the Certificate of Incorporation attached as Annex E to the joint proxy statement/prospectus included in the Registration Statement (the “Certificate of Amendment”);

(vi) a copy of the Company’s Amended and Restated Bylaws, as amended to the date hereof and currently in effect, as certified by Kristi Moody, Senior Vice President and Corporate Secretary; and

(vii) copies of certain resolutions adopted by the Board of Directors of the Company on November 5, 2016, relating to the issuance of the Shares and related matters, as certified by Kristi Moody, Senior Vice President and Corporate Secretary.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others, including the facts and conclusions set forth in the Merger Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”), and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that when (i) the Registration Statement becomes effective under the Securities Act; (ii) stockholder approval has been obtained in accordance with the rules of NASDAQ (in the case of the issuance of Shares) and the DGCL (in the case of the Certificate of Amendment of the Company); (iii) the Certificate of Amendment has been filed with the Secretary of State of the State of Delaware and become effective; (iv) the Mergers are consummated in accordance with the Merger Agreement; and (v) an appropriate account

Windstream Holdings, Inc.
[•], 2016

statement has been issued by the Company’s transfer agent for Common Stock evidencing that the Shares have been credited to the recipient’s account maintained with such transfer agent, the issuance of the Shares pursuant to the terms of the Merger Agreement will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,